SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 9, 2003


                                Technitrol, Inc.
             (Exact Name of registrant as specified in its charter)


        Pennsylvania                  001-05375                  23-1292472
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


                1210 Northbrook Dr., Suite 385, Trevose, PA 19053
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (215) 355-2900


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

            On January 9, 2003, Technitrol, Inc., through its subsidiary, Pulse, acquired 100% of the corporate capital of Eldor High Tech Wire Wound Components S.r.l., a company incorporated under the laws of Italy ("Eldor") pursuant to a Share Purchase Agreement entered into on January 9, 2003 (the "Purchase Agreement"), between Pulse Singapore and Forfin Holdings B.V.

            The consideration paid for Eldor was approximately $84 million in cash subject to post-closing adjustment based on the audit of certain financial performance measures of Eldor for 2002. The purchase price was determined through negotiations between the parties taking into account various factors including, but not limited to, the nature and monetary and strategic value of the business being acquired; historical and projected sales, gross profits and cash flows of Eldor. The funds for the purchase price were obtained from internal cash reserves.

            Eldor is a producer of flyback transformers, switch-mode transformers and other components for European consumer electronics manufacturers. Its customers are primarily in the television market. Technitrol expects Eldor to continue in the same line of business within Technitrol's Electronic Components Segment.

Item 7. Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit     Description
-------     -----------

2 Share Purchase Agreement , entered into on January 9, 2003 between Pulse Electronics (Singapore) Pte. Ltd. And Forfin Holdings B.V. The schedules and exhibits to the Share Purchase Agreement are listed at the end of the Share Purchase Agreement but have been omitted from this Form 8-K. The Registrant agrees to supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

            Cautionary Note: This current report on Form 8-K contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially. This Form 8-K should be read in conjunction with the factors set forth in Technitrol's report on Form 10-Q for the quarter ended September 27, 2002 in Item 2 under the caption "Factors that May Affect Our Future Results (Cautionary Statements for Purposes of `Safe Harbor' Provisions of the Private Securities Litigation Reform Act of
1995)."

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TECHNITROL, INC.


                                    By:    /s/ Drew A. Moyer
                                        --------------------------------
                                          Drew A Moyer
                                          Corporate Secretary

      Date: January 9, 2003

                                  EXHIBIT INDEX


Exhibit     Description
-------     -----------

2 Share Purchase Agreement , entered into on January 9, 2003 between Pulse Electronics (Singapore) Pte. Ltd., and Forfin Holdings B.V.